Exhibit 1.2

Pricing Agreement

May 9, 2023

Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282

J.P. Morgan Securities plc
25 Bank Street
London
E14 5JP
United Kingdom

As Representatives of the several Underwriters

Ladies and Gentlemen:

Corning Incorporated, a New York corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 9, 2023 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II-A and Schedule II-B hereto (the “Designated Securities” ). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Pricing Disclosure Package or Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Pricing Disclosure Package or the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II-A and Schedule II-B hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, severally and not jointly, at the time and place and at the purchase price to the Underwriters set forth in Schedule II-A and Schedule II-B, the principal amount of Securities set forth opposite the name of such Underwriters in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

Very truly yours,

CORNING INCORPORATED

By	/s/Stephen C. Propper
	Name:	Stephen C. Propper
	Title:	Vice President and Treasurer

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC

By	/s/Caitlin DeSantis
	Name:	Caitlin DeSantis
	Title:	Managing Director

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

J.P. MORGAN SECURITIES PLC

By	/s/Robert Chambers
	Name:	Robert Chambers
	Title:	Executive Director

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

ACADEMY SECURITIES, INC.

By	/s/Michael Boyd
	Name:	Michael Boyd
	Title:	Chief Compliance Officer

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

MERRILL LYNCH INTERNATIONAL

By	/s/Angus Reynolds
	Name:	Angus Reynolds
	Title:	Authorised Signatory

[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

STANDARD CHARTERED BANK

By	/s/Patrick Dupont-Liot
	Name:	Patrick Dupont-Liot
	Title:	Managing Director, Debt Capital Markets

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of 3.875% Notes due 2026 to be Purchased	Principal Amount of 4.125% Notes due 2031 to be Purchased
Goldman Sachs & Co. LLC	€120,000,000	€220,000,000
J.P. Morgan Securities LLC	120,000,000	220,000,000
Academy Securities, Inc.	20,000,000	36,667,000
Merrill Lynch International	20,000,000	36,667,000
Standard Chartered Bank	20,000,000	36,666,000
Total	€300,000,000	€550,000,000

SCHEDULE II-A

3.875% Notes due 2026
Title of Designated Securities	3.875% Notes due 2026 (the “2026 Notes”)
Aggregate Principal Amount	€300,000,000
Price to Public	99.986%
Purchase Price by Underwriters	99.636%
Specified Funds for Payment of Purchase Price	Same day funds in euro
Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee
Maturity	May 15, 2026
Interest Rate	3.875% per annum
Interest Payment Dates	Annually on May 15, commencing May 15, 2024
Sinking Fund Provisions	None
Defeasance Provisions	The 2026 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the preliminary prospectus supplement.
Applicable Time	3:16 p.m. (New York time) on May 9, 2023
Time of Delivery	9:00 a.m. (London time) on May 15, 2023
Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004
Delayed Delivery	N/A
Names and Addresses of Representatives	Goldman Sachs & Co. LLC 200 West Street New York, NY 10282 J.P. Morgan Securities plc 25 Bank Street London E14 5JP United Kingdom

Designated Representatives	Goldman Sachs & Co. LLC 200 West Street New York, NY 10282 J.P. Morgan Securities plc 25 Bank Street London E14 5JP United Kingdom
Address for Notices, etc.

Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282
Attention: Prospectus Department
Telephone: 1-866-471-2526
Email: prospectus-ny@ny.email.gs.com

J.P. Morgan Securities plc
25 Bank Street
London
E14 5JP
United Kingdom
Facsimile: +44 20 3493 0682
Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group

SCHEDULE II-B

4.125% Notes due 2031
Title of Designated Securities	4.125% Notes due 2031 (the “2031 Notes”)
Aggregate Principal Amount	€550,000,000
Price to Public	99.666%
Purchase Price by Underwriters	99.166%
Specified Funds for Payment of Purchase Price	Same day funds in euro
Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee
Maturity	May 15, 2031
Interest Rate	4.125% per annum
Interest Payment Dates	Annually on May 15, commencing May 15, 2024
Sinking Fund Provisions	None
Defeasance Provisions	The 2031 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the preliminary prospectus supplement.
Applicable Time	3:16 p.m. (New York time) on May 9, 2023
Time of Delivery	9:00 a.m. (London time) on May 15, 2023
Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004
Delayed Delivery	N/A
Names and Addresses of Representatives	Goldman Sachs & Co. LLC 200 West Street New York, NY 10282 J.P. Morgan Securities plc 25 Bank Street London E14 5JP United Kingdom

Designated Representatives	Goldman Sachs & Co. LLC 200 West Street New York, NY 10282 J.P. Morgan Securities plc 25 Bank Street London E14 5JP United Kingdom
Address for Notices, etc.

Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282
Attention: Prospectus Department
Telephone: 1-866-471-2526
Email: prospectus-ny@ny.email.gs.com

J.P. Morgan Securities plc
25 Bank Street
London
E14 5JP
United Kingdom
Facsimile: +44 20 3493 0682
Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group

SCHEDULE III

Documents in Pricing Disclosure Package:

(a) Issuer Free Writing Prospectus:

•	Final term sheet substantially in the form set forth in Schedule IV hereto, as filed with the Commission pursuant to Rule 433 and dated May 9, 2023.

(b) Additional Information in Pricing Disclosure Package:

None.

(c) Additional Documents Incorporated by Reference:

None.

Additional Issuer Free Writing Prospectus Not in Pricing Disclosure Package:

Roadshow Presentation relating to the Company and Designated Securities, released on May 2, 2023.

SCHEDULE IV

Filed Pursuant to Rule 433
Registration No. 333-251135
Supplementing the Preliminary Prospectus
Supplement dated May 9, 2023
(To a Prospectus dated December 4, 2020)

PRICING TERM SHEET

May 9, 2023

Issuer / Company:	Corning Incorporated
Expected Ratings (Moody’s/S&P)*:	Baa1/BBB+
Trade Date:	May 9, 2023
Settlement Date (T+4)**:	May 15, 2023
Denominations:	€100,000 and integral multiples of €1,000 in excess thereof
Joint Book-Running Managers:	Goldman Sachs & Co. LLC J.P. Morgan Securities plc
Co-Managers:	Academy Securities, Inc. Merrill Lynch International Standard Chartered Bank

3.875% Notes due 2026

Security:	3.875% Notes due 2026 (the “2026 Notes”)
Principal Amount:	€300,000,000
Maturity Date:	May 15, 2026
Coupon:	3.875% per annum
Interest Payment Dates:	Annually on May 15, commencing May 15, 2024
Price to Public:	99.986%
Price to Underwriters:	99.636%
Government Security:	0.000% German Bund due April 10, 2026
Government Security Price:	93.240
Government Security Yield:	2.430%
Spread to Government Security:	145 bps
EUR Mid-Swap Rate:	3.180%
Spread to EUR Mid-Swap Rate:	+ 70 bps
Yield to Maturity:	3.880%
CUSIP / ISIN / Common Code:	219350 BR5 / XS2621757405 / 262175740
Day Count:	Actual/Actual (ICMA)
Redemption:

The 2026 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company.

If the Company redeems the 2026 Notes prior to April 15, 2026 (30 days prior to the Maturity Date) (the “2026 Notes Par Call Date”), the redemption price will be equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2026 Notes matured on the 2026 Notes Par Call Date) on an annual basis (Actual/Actual (ICMA)) at (i) the Comparable Government Bond Rate plus 25 basis points, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2026 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to but not including the redemption date.

If the Company redeems the 2026 Notes on or after the 2026 Notes Par Call Date, the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to but not including the redemption date.

The 2026 Notes are also redeemable upon certain tax events involving United States taxation as described in the Preliminary Prospectus Supplement dated May 9, 2023

Repurchase Upon a Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to purchase the 2026 Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to but not including the date of redemption, all as described in the Preliminary Prospectus Supplement dated May 9, 2023.
Business Day Centers:	New York, London, TARGET
Governing Law:	State of New York
Record Dates:	May 1 of each year

4.125% Notes due 2031

Security:	4.125% Notes due 2031 (the “2031 Notes”)
Principal Amount:	€550,000,000
Maturity Date:	May 15, 2031
Coupon:	4.125% per annum
Interest Payment Dates:	Annually on May 15, commencing May 15, 2024
Price to Public:	99.666%
Price to Underwriters:	99.166%
Government Security:	0.000% German Bund due February 15, 2031
Government Security Price:	84.175
Government Security Yield:	2.243%
Spread to Government Security:	193.2 bps
EUR Mid-Swap Rate:	2.975%
Spread to EUR Mid-Swap Rate:	+ 120 bps
Yield to Maturity:	4.175%
CUSIP / ISIN / Common Code:	219350 BS3 / XS2621757744 / 262175774
Day Count:	Actual/Actual (ICMA)
Redemption:

The 2031 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company.

If the Company redeems the 2031 Notes prior to February 14, 2031 (90 days prior to the Maturity Date) (the “2031 Notes Par Call Date”), the redemption price will be equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2031 Notes matured on the 2031 Notes Par Call Date) on an annual basis (Actual/Actual (ICMA)) at (i) the Comparable Government Bond Rate plus 30 basis points, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2031 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to but not including the redemption date.

If the Company redeems the 2031 Notes on or after the 2031 Notes Par Call Date, the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to but not including the redemption date.

The 2031 Notes are also redeemable upon certain tax events involving United States taxation as described in the Preliminary Prospectus Supplement dated May 9, 2023.
Repurchase Upon a Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to purchase the 2031 Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to but not including the date of redemption, all as described in the Preliminary Prospectus Supplement dated May 9, 2023.
Business Day Centers:	New York, London, TARGET
Governing Law:	State of New York
Record Dates:	May 1 of each year

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** We expect that delivery of the notes will be made against payment therefor on or about May 15, 2023, which is the fourth business day following the date of this term sheet (such settlement cycle being referred to as “T+4”). Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to such trade expressly agree otherwise. Also, under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two New York business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes earlier than the 2nd London business day or the 2nd New York business day before May 15, 2023 will be required, by virtue of the fact that the notes initially will settle T+4, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement, and so should consult their own advisors.

The 2026 Notes and the 2031 Notes are being offered separately, and are not part of a unit. The closing of each series of the notes is not conditioned on the closing of the other series of the notes.

MiFID II and UK MiFIR professionals/ECPs-only / No PRIIPs or UK PRIIPs KID – Manufacturer target market (MiFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs or UK PRIIPs key information document has been prepared as not available to retail in the European Economic Area or the United Kingdom.

Relevant stabilization regulations including FCA/ICMA will apply.

The Issuer has filed a registration statement (including a prospectus and the preliminary prospectus supplement relating to the securities described above) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement relating to the securities described above in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman Sachs & Co. LLC at 1-866-471-2526 or by calling J.P. Morgan Securities plc at +44-207-134-2468.